UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	May 6, 2006
CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6200 S. Gilmore Road, Fairfield, Ohio		45014-5141
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(513) 870-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02(c) Appointment of Principal Officers.

Item 7.01 Regulation FD Disclosure.

On May 8, 2006, Cincinnati Financial Corporation issued the attached news release “Cincinnati Financial Corporation Holds Shareholders’ and Directors’ Meetings.” The news release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. This report should not be deemed an admission as to the materiality of any information contained in the news release.  The Cincinnati Financial Corporation Incentive Compensation Plan and  the Cincinnati Financial Corporation 2006 Stock Compensation Plan referenced in the news release were included in the company’s definitive proxy statement filed March 30, 2006, and are incorporated herein by reference.  The revised supplemental retirement plan referenced in the news release is an unfunded supplemental retirement plan that provides eligible executive participants with benefits they would be entitled to receive under the company’s defined benefit plan but for limitations imposed by Internal Revenue Code Section 415. The compensation committee increased the base salaries of Mr. Benoski and Mr. Stecher to $529,363 and $457,807, respectively, to recognize the title changes described in the news release, the roles they have been filling for the past several years and the depth they add to the company’s executive team.

The information furnished in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 – News release dated May 8, 2006, titled “Cincinnati Financial Corporation Holds Shareholders’ and Directors’ Meetings.”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      CINCINNATI FINANCIAL CORPORATION

Date May 11, 2006

/s/James E. Benoski

James E. Benoski

Vice Chairman, Chief Insurance Officer, President
and Chief Operating Officer

/s/